EXHIBIT 99.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: The Board of Directors of Rainbow Rentals, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-40690) on Form S-8 of Rainbow Rentals, Inc. of our report dated June 13, 2003, relating to the financial statements for the Rainbow Rentals, Inc. 401(k) Profit Sharing Plan, which report appears in the annual report on Form 10-K, as amended, of Rainbow Rentals, Inc. for the year ended December 31, 2002.

June 26, 2003

By: /s/ Hill, Barth & King LLC Hill, Barth & King LLC